Exhibit 99.1

Media Relations Contacts:

Tracy Benelli
Peregrine Systems, Inc.
(858) 720-5609
Tracy.benelli@peregrine.com

Hugh Burnham

The Fortex Group

(212) 631-4251

hugh@fortexgroup.com

Investor Relations
Contact:

Heidi Flannery
Ficomm
(541) 322-0230

Heidi.flannery@ficomm.com

Peregrine Systems® Announces Financial Results for the Second Quarter Ended September 30, 2005 of Fiscal Year 2006

SAN DIEGO, November 9, 2005—Peregrine Systems, Inc. (OTC: PRGN) (the “Company” or “Peregrine”), a leading provider of enterprise asset and service management solutions, today filed its quarterly report on Form 10-Q, which includes financial results for the Company’s fiscal year 2006 second quarter ended September 30, 2005, with the U.S. Securities and Exchange Commission (the “SEC”).

Second Quarter Fiscal 2006—GAAP Financial Results and Highlights:

Results of operations for the Company were reported for the three and six months ended September 30, 2005.

•                  Total revenue was $44.4 million for the three months ended September 30, 2005, a decrease of $3.6 million, or 7 percent, from $47.9 million reported for the three months ended September 30, 2004.  Total revenue was $89.0 million for the six months ended September 30, 2005, an increase of $0.8 million, or 1 percent, from $88.1 million reported for the six months ended September 30, 2004.

•                  Total license revenue was $12.6 million for the three months ended September 30, 2005, a decrease of $3.0 million, or 19 percent, from $15.6 million reported for the three months ended September 30, 2004. Total license revenue was $26.1 million for the six months ended September 30, 2005, a decrease of $0.7 million, or 3 percent, from $26.8 million reported for the six months ended September 30, 2004.

•                  For the three months ended September 30, 2005, Peregrine’s net loss was $8.3 million, or $(0.55) per basic and diluted share on 15.1 million weighted-average shares outstanding. For the three months ended September 30, 2004, net loss was $3.7 million, or $(0.24) per basic and diluted share on 15.1 million weighted-average shares outstanding.   For the six months ended September 30, 2005, Peregrine’s net loss was $18.1 million, or $(1.20) per basic and diluted share on 15.1 million weighted-average shares outstanding.  For the six months ended September 30, 2004, the Company’s net loss was $18.9 million, or $(1.26) per basic and diluted share on 15.0 million weighted-average shares outstanding.

As of September 30, 2005 the Company’s cash and cash equivalents, excluding restricted cash, was approximately $54.9 million. The non-trade debt totaled $36.1 million and consisted of senior notes and non-interest bearing payment obligations to satisfy pre-petition debt.

Non-GAAP Financial Results:

•                  Peregrine reported a non-GAAP net loss of $2.5 million, or $(0.16) per basic and diluted share, for the three months ended September 30, 2005, compared to non-GAAP net income of $2.4 million, or $0.16 per basic and diluted share, for the three months ended September 30, 2004. The Company reported a non-GAAP net loss of $8.1 million, or $(0.53) per basic and diluted share, for the six months ended September 30, 2005, compared to a non-GAAP net loss of $6.1 million, or $(0.41) per basic and diluted share, for the six months ended September 30, 2004. The non-GAAP results exclude charges for amortization of intangibles, restructuring, bankruptcy reorganization and other non-recurring income items.

The Company has reconciled the non-GAAP net loss to GAAP net loss in a table accompanying this press release. The non-GAAP net loss is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Peregrine uses non-GAAP information in analyzing financial results because Peregrine’s management believes that it provides meaningful information regarding the Company’s operating performance and facilitates management’s internal comparisons to the Company’s historical and current operating results and to the operating results of other companies. The Company believes that non-GAAP information is useful to investors because it allows for greater transparency of the Company’s operating performance.

About Peregrine

Peregrine Systems, Inc. is a global provider of enterprise software to enable leading companies to optimally manage the IT infrastructure. The Company’s flagship product suites—ServiceCenter® and AssetCenter®—create a foundation for IT asset and service management solutions based on industry best practices, including ITIL (IT Infrastructure Library). In addition, customers use Peregrine’s Configuration Services suite to gain an accurate, consolidated view of their IT assets. Peregrine recently introduced a new vision—Optimal IT—to deliver predictive analytics and decision modeling to optimize IT performance.  Founded in 1981, Peregrine has sustained a longstanding tradition of delivering software solutions with superior functionality to a broad segment of the global enterprise customer market. Headquartered in San Diego, Calif., the Company conducts business from offices in the Americas, Europe and Asia Pacific. For more information, please visit: www.peregrine.com.

On September 19, 2005 the Company announced that it had entered into an Agreement and Plan of Merger with Hewlett-Packard Company and a wholly owned subsidiary of Hewlett-Packard Company,

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pursuant to which Hewlett-Packard's subsidiary will merge into the Company and the Company will become a subsidiary of Hewlett-Packard.  Upon completion of the merger, each Company stockholder will receive $26.08 in cash for each share of common stock. The consummation of the merger is subject to customary closing conditions.

# # #

Risk Factors

Peregrine’s management has completed its assessment of internal control over financial reporting for the fiscal year ended March 31, 2005, and the Company’s independent registered public accounting firm has completed its review of management’s assessment as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Annual Report on Form 10-K/A filed on October 18, 2005 includes the report of management on internal control over financial reporting and the associated report of the Company’s independent registered public accounting firm. Management has identified certain control deficiencies which represent material weaknesses at March 31, 2005. Given the material weaknesses in the Company’s internal control over financial reporting, the Company cannot assure that it will be able to file its periodic reports with the SEC on a timely basis. For further information regarding risks and uncertainties associated with the Company, please refer to the risk factors described in the Company’s Amended Annual Report and other filings with the SEC. The Company believes trading in its securities at this time is highly speculative and involves a high degree of risk.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans and intentions of the Company. These statements relate to expectations about future events or results and are based upon information available to the Company as of today’s date. These forward-looking statements are not guarantees of the future performance of the Company and actual events or results may vary materially from the events and results discussed in this press release or in any other forward-looking statements made by or on behalf of the Company. The Company disclaims any obligation to update or revise any of the forward-looking statements contained herein to reflect future events or developments.

Peregrine Systems, ServiceCenter and AssetCenter are registered trademarks of Peregrine Systems, Inc. or its affiliates.  All other marks are the property of their respective owners.

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Reconciliation of Non-GAAP Net (Loss) Income with GAAP Net Loss
(In thousands, except per share amounts; Unaudited)

	Three Months Ended September 30, 2005		Three Months Ended September 30, 2004		Six Months Ended September 30, 2005		Six Months Ended September 30, 2004
	Net Loss	Per Share	Net (Loss) Income	Per Share	Net Loss	Per Share	Net Loss	Per Share
Net (loss) income (non-GAAP)(1)	$(2,485)	$(0.16)	$2,440	$0.16	$(8,064)	$(0.53)	$(6,130)	$(0.41)
Amortization of intangible assets(1)(2)	(5,787)	(0.38)	(5,783)	(0.38)	(11,587)	(0.77)	(11,614)	(0.77)
Restructuring, impairments and other(1)	—	—	—	—	198	0.01	—	—
Reorganization items, net(1)	(148)	(0.01)	(335)	(0.02)	(381)	(0.03)	(1,146)	(0.08)
Other income(1)	81	—	—	—	1,736	0.12	—	—
Net loss, as reported (GAAP)	$(8,339)	$(0.55)	$(3,678)	$(0.24)	$(18,098)	$(1.20)	$(18,890)	$(1.26)
Weighted-average shares used in computation, basic and diluted		15,077		15,052		15,076		15,037

(1)   Tax benefits have not been recorded in the historical periods in which the Company reported a net loss before income taxes; therefore, non-GAAP reconciling items are not presented net of the effects of income taxes.

(2)   Amortization of intangible assets recorded in cost of licenses includes $2,452 and $2,451 for the three months ended September 30, 2005 and 2004, respectively, and $4,904 and $4,906 for the six months ended September 30, 2005 and 2004, respectively.

PEREGRINE SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2005	March 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$54,914	$84,765
Cash—restricted	4,912	4,325
Accounts receivable, net	27,716	35,407
Deferred taxes	4,151	4,620
Other current assets	7,652	8,887
Total current assets	99,345	138,004
Property and equipment, net	9,768	8,422
Identifiable intangible assets, net	74,853	86,942
Goodwill	182,694	184,835
Other assets	2,021	2,113
Total assets	$368,681	$420,316
LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,285	$4,106
Accrued expenses	64,010	69,642
Current portion of deferred revenue	48,268	66,086
Current portion of notes payable	17,909	17,811
Total current liabilities	134,472	157,645
Non-current Liabilities:
Deferred revenue, net of current portion	3,425	5,906
Notes payable, net of current portion	18,177	29,007
Deferred taxes	5,161	4,923
Total non-current liabilities	26,763	39,836
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value, 5.0 million shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100.0 million shares authorized, 15.1 million and 15.0 million shares issued and outstanding, respectively	2	2
Additional paid-in capital	280,548	271,114
Accumulated deficit	(61,366)	(43,268)
Unearned compensation	(8,591)	—
Accumulated other comprehensive loss	(3,147)	(5,013)
Total stockholders’ equity	207,446	222,835
Total liabilities and stockholders’ equity	$368,681	$420,316

PEREGRINE SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts; Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004
Revenue:
Licenses	$12,593	$15,623	$26,090	$26,768
Maintenance	26,145	28,315	52,415	53,552
Consulting and training	5,626	3,996	10,445	7,788
Total revenue	44,364	47,934	88,950	88,108
Operating costs and expenses:
Cost of licenses(1)	2,870	2,774	5,626	5,628
Cost of maintenance	4,413	4,434	9,088	8,978
Cost of consulting and training	5,618	4,410	10,776	8,295
Sales and marketing	16,045	15,583	34,521	31,857
Research and development	8,045	6,824	16,514	14,332
General and administrative	10,593	12,192	22,135	25,011
Amortization of intangible assets	3,335	3,332	6,683	6,708
Restructuring, impairments and other	—	—	(198)	—
Total operating costs and expenses	50,919	49,549	105,145	100,809
Operating loss	(6,555)	(1,615)	(16,195)	(12,701)
Foreign currency transaction gains (losses), net	(480)	73	(1,545)	(996)
Reorganization items, net	(148)	(335)	(381)	(1,146)
Interest income	450	333	1,145	582
Interest expense	(721)	(1,041)	(1,541)	(2,257)
Other income	81	—	1,736	—
Loss before income taxes	(7,373)	(2,585)	(16,781)	(16,518)
Income tax expense	(966)	(1,093)	(1,317)	(2,372)
Net loss	$(8,339)	$(3,678)	$(18,098)	$(18,890)
Net loss per share, basic and diluted:
Net loss per share	$(0.55)	$(0.24)	$(1.20)	$(1.26)
Weighted-average shares used in computation, basic and diluted	15,077	15,052	15,076	15,037

(1)             Includes amortization expense related to developed technology of $2,452 and $2,451 for the three months ended September 30, 2005 and 2004, respectively, and $4,904 and $4,906 for the six months ended September 30, 2005 and 2004, respectively.